SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class A Shares Exhibit to the Multiple
Class Plan of Federated MDT Stock Trust. The information contained in the attached Exhibit serves as the description of Class A Shares as required by this Item.

CLASS A SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN
(REVISED 9/1/14)

1.   SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of a portion of the applicable sales load ("dealer reallowance")and a shareholder service fee. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive payments for distribution and/or administrative services under a 12b-1 Plan. In connection with this basic arrangement, Class A Shares will bear the following fees and expenses:

Fees and                   Maximum Amount Allocated Class A Shares
Expenses

Sales Load                 Up to 5.5% of the public offering price

Contingent                 0.00%
Deferred Sales
Charge ("CDSC")

Shareholder                Up to 25 basis points (0.25%) of the average
Service Fee                daily net asset value

12b-1 Fee                  As set forth in the attached Schedule

Redemption                 As set forth in the attached Schedule
Fee
Other Expenses             Itemized expenses incurred by the Fund with
                           respect to holders of Class A Shares as
                           described in Section 3 of the Plan

2.   CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: At the election of the shareholder, Class A
                   Shares may be converted into Institutional
                   Shares or Service Shares.

Exchange Privilege: Class A Shares may be exchanged for Class A
                    Shares of any other Fund

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.
Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



3.   EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)   BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount                            Sales Load as a
                                           Percentage of
                                           Public Offering Price
Less than $50,000                              5.50%
$50,000 but less than $100,000                 4.50%
$100,000 but less than $250,000                3.75%
$250,000 but less than $500,000                2.50%
$500,000 but less than $1 million              2.00%
$1 million or greater                          0.00%

(B)   FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount                            Sales Charge as a
                                           Percentage of
                                           Public Offering Price
Less than $100,000                                4.50%
$100,000 but less than $250,000                   3.75%
$250,000 but less than $500,000                   2.50%
$500,000 but less than $1 million                 2.00%
$1 million or greater                             0.00%

(C)   MODIFIED FIXED INCOME SALES LOAD SCHEDULE

The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:


Purchase Amount                           Sales Charge as a
                                          Percentage of
                                          Public Offering Price
Less than $250,000                             1.00%
$250,000 or greater                            0.00%

(D)   MONEY MARKET LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount                           Sales Charge as a
                                          Percentage of
                                          Public Offering Price
All purchases                                   0.00%

(E)   ULTRASHORT BOND LOAD SCHEDULE

The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount                            Sales Charge as a
                                           Percentage of
                                           Public Offering Price
Less than $50,000                                2.00%
$50,000 but less than $100,000                   1.75%
$100,000 but less than $250,000                  1.50%
$250,000 +                                       0.00%

(F)   "LARGE TICKET" PURCHASES

Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.

(G)   REDUCING OR ELIMINATING THE SALES LOAD

Contingent upon notification to the Fund's principal underwriter or transfer agent, in applying the exceptions set forth in this
Section 3, the purchase amount shall take into account:

*
Discounts achieved by combining concurrent purchases of
and/or current investment in Class A, Class B, Class C,
Class F, and Class R Shares, made or held by (or on
behalf of) the investor, the investor's spouse, and the
investor's children under age 21 (regardless of whether
the purchases or investments are made or held directly
or through an investment professional or through a
single-participant retirement account); provided that
such purchases and investments can be linked using tax
identification numbers (TINs), social security numbers
(SSNs), or Broker Identification Numbers (BINs); and
*
Letters of intent to purchase a certain amount of Class
A Shares within a thirteen month period.

   (H)   WAIVER OF SALES LOAD

   Continent upon notification to the Fund's principal underwriter or transfer agent, no sales load shall be assessed on purchases of Class A Shares made:

*
   within 120 days of redeeming shares of an equal or
greater amount;
*
   through a program offered by a Financial Intermediary
that provides for the purchase of Shares without
imposition of a sales charge (for example, a wrap
account, self-directed brokerage account, retirement or
other fee-based program offered by the Financial
Intermediary) and where the Financial Intermediary has
agreed with the principal underwriter not to receive a
dealer reallowance on purchases under such program;
*
   with reinvested dividends or capital gains;
*
   by shareholders who originally became shareholders of a
Fund pursuant to the terms of an agreement and plan of
reorganization which permits the shareholders to acquire
shares at net asset value. However, if the shareholder
closes their account with the transfer agent, or if the
shareholder transfers their account to another financial
intermediary, the shareholder may no longer receive a
sales charge waiver;
*
   by Federated Life Members (Federated shareholders who
originally were issued shares through the "Liberty
Account", which was an account for the Liberty Family of
Funds on February 28, 1987, or who invested through an
affinity group prior to August 1, 1987, into the Liberty
Account);
*
   by Directors, Trustees, employees, former employees and
sales representatives of the Fund, the Adviser, the
principal underwriter and their affiliates, employees of
any investment professional that sells Shares according
to a sales agreement with the principal underwriter, by
the immediate family members of the above persons, and
by trusts, pensions or profit-sharing plans for the
above persons; and
*
   pursuant to the exchange privilege.

 (I)   WAIVER OF CONTINGENT DEFFERED SALES CHARGE ON LARGE-TICKET
PURCHASES

Contingent upon notification to the Fund's principal underwriter or transfer agent, the 75 basis point (0.75%) CDSC applicable in connection with the "large-ticket" purchase program described above, will not be imposed on redemptions:

*
   following the death of the last surviving shareholder or
post-purchase disability, as defined in Section 72(m)(7)
of the Internal Revenue Code of 1986;
*
   representing minimum required distributions from an
Individual Retirement Account or other retirement plan
to a shareholder who has attained the age of 70 1/2;
*
   of Shares that were reinvested within 120 days of a
previous redemption;
*
   of Shares held by the Directors, Trustees, employees,
former employees and sales representatives of the Fund,
the Adviser, the principal underwriter and their
affiliates, employees of any investment professional
that sells Shares according to a sales agreement with
the principal underwriter, by the immediate family
members of the above persons, and by trusts, pension or
profit-sharing plans for the above persons;
*
   of Shares originally purchased through a program offered
by a Financial Intermediary that provides for the
purchase of Shares without imposition of a sales charge
(for example, a wrap account, self-directed brokerage
account, retirement, or other fee-based program offered
by the Financial Intermediary) and where the Financial
Intermediary has agreed with the principal underwriter
not to receive an advanced commission on purchases under
such program;
*
   of Shares purchased with reinvested dividends or capital
gains;
*
   imposed by the Fund when it closes an account for not
meeting the minimum balance requirements; and
*
   of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable
CDSC holding period.

4.   SPECIAL OFFER PROGRAM

[NOTE: The 30 month CDSC period connected with of this program expired in September of 2002]
During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program.
Class A Shares purchased through this Special Offer were subject to a CDSC of 2.00% on redemptions which occurred within 30 months after the purchase, which amount was to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program could be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which were exchanged for Class A Shares of other Funds during the 30 month CDSC period incurred the CDSC fee upon redemption. However, no sales load was charged for such an exchange.

5.   REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class A Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class A Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class A Shares held in plans administered as college savings programs under
Section 529 of the Code; and (iii) Class A Shares redeemed due to the death of the last surviving shareholder on the account.


SCHEDULE OF FUNDS
OFFERING CLASS A SHARES

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.   CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company                 12b-1        Redemption
Series                                  Fee             Fee

Federated Equity Funds
Federated Absolute Return Fund         0.05%           None

Federated Clover Small Value           0.05%           None
Fund
Federated Clover Value Fund            0.05%           None
Federated Emerging Markets             0.05%           None
Equity Fund
Federated InterContinental             0.05%           None
Fund
Federated International                0.05%           None
Strategic Value Dividend Fund
Federated Kaufmann Fund                0.25%           None
Federated Kaufmann Large Cap           0.25%           None
Fund
Federated Kaufmann Small Cap           0.25%           None
Fund
Federated MDT Mid-Cap Growth           None            None
Strategies Fund
Federated Managed Risk Fund            0.05%           None
Federated Managed Volatility           0.05%           None
Fund
Federated Prudent Bear Fund            0.05%           None
Federated Strategic Value              0.05%           None
Dividend Fund

Federated Equity Income Fund,          0.05%           None
Inc.

Federated Global Allocation            None            None
Fund

Federated Income Securities
Trust
Federated Capital Income Fund          None            None
Federated Muni and Stock               0.05%           None
Advantage Fund
Federated Prudent DollarBear           0.05%           None
Fund
Federated Real Return Bond             0.05%           None
Fund



Federated MDT Series

Federated MDT All Cap Core              0.05%           None
Fund

Federated MDT Balanced Fund             0.05%           None
Federated MDT Large Cap Growth          0.05%           None
Fund
Federated MDT Small Cap Core            0.05%           None
Fund
Federated MDT Small Cap Growth          0.05%           None
Fund

Federated MDT Stock Trust               0.05%           None
                                      (dormant)

Federated World Investment
Series, Inc.
Federated International                  0.05%          None
Leaders Fund
Federated International Small-           0.25%       2% on
Mid Company Fund                                   shares redeemed
                                                  or exchanged within
                                                  30 days of purchase



2.  CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company                12b-1            Redemption
Series                                Fee                   Fee

Federated Fixed Income
Securities, Inc.
Federated Strategic Income Fund        None                None

Federated Government Income            0.05%               None
Securities, Inc.

Federated High Income Bond Fund,       None               2% on
Inc.                                                shares redeemed
                                                  or exchanged within 90
                                                    days of purchase

Federated High Yield Trust           0.05%                2% on
                                                    shares redeemed
                                               or exchanged within 90
                                                 days of purchase

Federated Income Securities
Trust
Federated Fund for U.S.               None                  None
Government Securities
Federated Unconstrained Bond          0.05%                 None
Fund

Federated International Series,
Inc.
Federated International Bond          0.25%                None
Fund

Federated Investment Series
Funds, Inc.
Federated Bond Fund                   0.05%                 None

Federated Municipal Securities        None                  None
Fund, Inc.

Federated Municipal Securities
Income Trust
Federated Municipal High Yield        0.05%                 None
Advantage Fund
Federated New York Municipal          0.05%                 None
Income Fund
Federated Ohio Municipal Income       0.05%                 None

Fund
Federated Pennsylvania Municipal      0.05%                 None
Income Fund

Federated Total Return Series,
Inc.
Federated Total Return Bond Fund      0.25%                 None

Federated World Investment
Series, Inc.
Federated Emerging Market Debt        None                  None
Fund

3.  CLASS A SHARES SUBJECT TO THE MODIFIED FIXED INCOME SALES LOAD
SCHEDULE

Multiple Class Company               12b-1             Redemption
Series                                Fee                  Fee

Federated Income Securities
Trust
Federated Short-Term                 0.50%                None
Income Fund

Federated Institutional Trust
Federated Short-Intermediate         0.10%               None
Total Return Bond Fund

Federated Short-Intermediate         0.25%               None
Duration Municipal





4.   CLASS A SHARES SUBJECT TO THE MONEY MARKET LOAD SCHEDULE

Multiple Class                Company 12b-1             Redemption
Series                           Fee                        Fee

Money Market Obligations Trust


Federated Liberty U.S.           None                       None
Government Money Market Trust


5.   CLASS A SHARES SUBJECT TO THE ULTRASHORT BOND LOAD SCHEDULE

Multiple Class Company              12b-1               Redemption
Series                              Fee                     Fee

Federated Fixed Income
Securities, Inc.
Federated Municipal Ultrashort      0.25%                  None
Fund

Federated Income Securities
Trust
Federated Floating Rate             0.10%                  None
Strategic Income Fund

Federated Institutional Trust
Federated Government Ultrashort     0.25%                  None
Duration Fund

Federated Total Return Series,
Inc.
Federated Ultrashort Bond Fund      0.30%                  None



6.   CLASS A SHARES NOT PARTICIPATING IN THE LARGE TICKET PURCHASE
PROGRAM

Multiple Class Company                              Series
Federated Fixed                               Federated Municipal
Income Securities,                                Ultrashort
Inc.                                                 Fund
Federated Income                           Federated Short-Term
Securities Trust                                Income Fund
Federated Institutional                    Federated Government
Trust                                    Ultrashort Duration Fund
Federated Short-Intermediate
Duration Municipal Trust
Federated Total Return Series,        Federated Ultrashort Bond Fund
Inc.